Exhibit 99.1

Belden Reports Record Third Quarter 2025 Results

St. Louis, Missouri – October 30, 2025 - Belden Inc. (NYSE: BDC) (“Belden” or the “Company”), a leading global supplier of complete connection solutions, today reported fiscal third quarter results for the period ended September 28, 2025.

Third Quarter 2025 Highlights
•Record Revenues of $698 million, up 7% y/y and up 4% y/y organically
•GAAP EPS of $1.41, up 8% y/y
•Record Adjusted EPS of $1.97, up 16% y/y
•Repurchased 0.4 million shares for $50 million during the quarter, and 1.4 million shares for $150 million year-to-date

"We are pleased to announce record Revenues and Adjusted EPS for the third quarter, a testament to our strategic focus and steady execution," said Ashish Chand, President and CEO of Belden Inc. "Revenues grew 7% year-over-year to $698 million, with organic growth of 4%. Adjusted EPS for the period reached $1.97, a 16% increase year-over-year attributable to our continued progress in our solutions transformation. We saw particular strength in our Automation Solutions segment, with growth in key verticals and across all regions. Additionally, our commitment to disciplined capital allocation further enhanced shareholder value, with year-to-date share repurchases totaling $150 million. Our global team's steady performance and commitment to innovation continue to drive our success, delivering cutting-edge solutions for our customers and creating long-term value for our shareholders.”

Third Quarter 2025

Revenues for the quarter increased $43 million, or 7%, to $698 million from $655 million in the year-ago period. Revenues increased 4% organically, with Automation Solutions up 10% and Smart Infrastructure Solutions down 1%. Net income was $57 million, compared to $54 million in the year-ago period. Net income as a percentage of revenues was 8.1%, compared to 8.2% in the year-ago period. EPS totaled $1.41 for the quarter, compared to $1.30 in the year-ago period.

Adjusted EBITDA was $119 million, up $6 million, or 5%, compared to $113 million in the year-ago period. Adjusted EBITDA margin was 17.0%, down 20 bps, compared to 17.2% in the year-ago period. Adjusted EPS was $1.97, increasing 16% compared to $1.70 in the year-ago period. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Outlook

“We are strategically positioned for the long term, with powerful secular trends driving our customers' evolving needs in digitization, IT/OT convergence, physical AI, and data-driven efficiency,” said Dr. Chand. “Leveraging these key customer needs, our resilient business model and operational discipline allow us to effectively manage the current market dynamics. We are deeply committed to consistent execution and innovation, ensuring we capitalize on future growth and deliver compelling value for our shareholders.”

Assuming the continuation of current market conditions, the table below provides guidance for the fourth quarter of 2025.

Fourth Quarter 2025:
Guidance
Revenues (million)	$690 - $700
GAAP EPS	$1.40 - $1.50
Adjusted EPS	$1.90 - $2.00

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss the results. The listen-only audio of the conference call will be broadcast live online at https://investor.belden.com. The dial-in number for participants is 1-800-330-6710 with confirmation code 6929850. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Earnings per Share (EPS) and Organic Growth

All references to EPS within this earnings release refer to net income per diluted share attributable to Belden stockholders. Organic growth is calculated as the change in revenues excluding the impacts from currency exchange rates, copper prices, acquisitions, and divestitures.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024

	(In thousands, except per share data)
Revenues	$698,221	$654,926	$1,995,074	$1,794,937
Cost of sales	(435,023)	(410,922)	(1,227,468)	(1,122,531)
Gross profit	263,198	244,004	767,606	672,406
Selling, general and administrative expenses	(139,415)	(126,976)	(402,859)	(357,241)
Research and development expenses	(33,859)	(27,941)	(96,216)	(83,397)
Amortization of intangibles	(13,636)	(13,738)	(40,381)	(34,487)
Operating income	76,288	75,349	228,150	197,281
Interest expense, net	(11,562)	(10,855)	(33,866)	(27,454)
Non-operating pension benefit (cost)	(398)	286	(1,203)	747
Loss related to revolver refinancing	(76)	—	(76)	—
Income before taxes	64,252	64,780	193,005	170,574
Income tax expense	(7,562)	(11,091)	(23,372)	(30,542)
Net income	56,690	53,689	169,633	140,032
Less: Net loss attributable to noncontrolling interest	—	(3)	—	(17)
Net income attributable to Belden stockholders	$56,690	$53,692	$169,633	$140,049

Weighted average number of common shares and equivalents:
Basic	39,516	40,798	39,728	40,825
Diluted	40,137	41,417	40,324	41,371

Basic income per share attributable to Belden stockholders	$1.43	$1.32	$4.27	$3.43

Diluted income per share attributable to Belden stockholders	$1.41	$1.30	$4.21	$3.39

Common stock dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Smart Infrastructure Solutions	Automation Solutions

	(In thousands, except percentages)

For the three months ended September 28, 2025
Segment Revenues	$316,913	$381,308
Segment EBITDA	39,810	79,286
Segment EBITDA margin	12.6%	20.8%
Depreciation expense	8,134	8,722
Amortization of intangibles	8,574	5,062
Amortization of software development intangible assets	82	2,990
Severance, restructuring, and acquisition integration costs	4,190	4,988
Adjustments related to acquisitions and divestitures	—	11

For the three months ended September 29, 2024
Segment Revenues	$319,647	$335,279
Segment EBITDA	40,447	71,819
Segment EBITDA margin	12.7%	21.4%
Depreciation expense	6,758	7,897
Amortization of intangibles	8,738	5,000
Amortization of software development intangible assets	—	2,678
Severance, restructuring, and acquisition integration costs	4,619	644
Adjustments related to acquisitions and divestitures	263	298

For the nine months ended September 28, 2025
Segment Revenues	$896,982	$1,098,092
Segment EBITDA	107,169	230,857
Segment EBITDA margin	11.9%	21.0%
Depreciation expense	21,634	24,772
Amortization of intangibles	25,786	14,595
Amortization of software development intangible assets	100	8,528
Severance, restructuring, and acquisition integration costs	6,894	6,821
Adjustments related to acquisitions and divestitures	—	595

For the nine months ended September 29, 2024
Segment Revenues	$824,209	$970,728
Segment EBITDA	97,691	198,301
Segment EBITDA margin	11.9%	20.4%
Depreciation expense	19,277	22,420
Amortization of intangibles	19,479	15,008
Amortization of software development intangible assets	—	7,855
Severance, restructuring, and acquisition integration costs	8,518	4,950
Adjustments related to acquisitions and divestitures	263	894

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 28, 2025	December 31, 2024

	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$314,257	$370,302
Receivables, net	461,338	409,711
Inventories, net	393,911	343,099
Other current assets	89,825	73,117
Total current assets	1,259,331	1,196,229
Property, plant and equipment, less accumulated depreciation	537,510	495,625
Operating lease right-of-use assets	110,798	118,551
Goodwill	1,036,666	1,018,677
Intangible assets, less accumulated amortization	405,660	419,074
Deferred income taxes	17,101	16,353
Other long-lived assets	69,789	63,429
	$3,436,855	$3,327,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$308,797	$315,724
Accrued liabilities	322,650	306,980
Total current liabilities	631,447	622,704
Long-term debt	1,284,433	1,130,101
Postretirement benefits	69,484	63,260
Deferred income taxes	81,404	77,333
Long-term operating lease liabilities	91,376	100,049
Other long-term liabilities	36,584	39,755
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	858,679	839,755
Retained earnings	1,339,666	1,176,036
Accumulated other comprehensive loss	(89,204)	(3,532)
Treasury stock	(867,517)	(718,026)
Total stockholders’ equity	1,242,127	1,294,736
	$3,436,855	$3,327,938

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	September 28, 2025	September 29, 2024

	(In thousands)
Cash flows from operating activities:
Net income	$169,633	$140,032
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	95,414	84,039
Share-based compensation	22,613	22,079
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	(36,689)	3,244
Inventories	(40,334)	8,918
Accounts payable	(15,128)	(53,664)
Accrued liabilities	(7,357)	(24,410)
Income taxes	(1,492)	1,220
Other assets	(3,796)	(5,766)
Other liabilities	11,612	1,665
Net cash provided by operating activities	194,476	177,357
Cash flows from investing activities:
Capital expenditures	(97,034)	(70,759)
Cash from business acquisitions	7,744	(295,591)
Proceeds from disposal of tangible assets	168	106
Net cash used for investing activities	(89,122)	(366,244)
Cash flows from financing activities:
Payments under share repurchase program, including excise tax	(150,967)	(77,954)
Payments on revolving credit facility	(50,000)	—
Withholding tax payments for share-based payment awards	(20,514)	(8,930)
Cash dividends paid	(6,000)	(6,154)
Debt issuance costs paid	(3,178)	—
Payments under financing lease obligations	(1,341)	(694)
Proceeds from issuance of common stock	11,628	8,917
Borrowings on revolving credit facility	50,000	—
Net cash used for financing activities	(170,372)	(84,815)
Effect of foreign currency exchange rate changes on cash and cash equivalents	8,973	(360)
Decrease in cash and cash equivalents	(56,045)	(274,062)
Cash and cash equivalents, beginning of period	370,302	597,044
Cash and cash equivalents, end of period	$314,257	$322,982

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value, and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for acquisition-related expenses, such as amortization of intangibles and impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.

Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025		September 29, 2024

	(In thousands, except percentages and per share amounts)
Revenues	$698,221	$654,926	$1,995,074	$—	$1,794,937

GAAP gross profit	$263,198	$244,004	$767,606		$672,406
Amortization of software development intangible assets	3,072	2,678	8,628		7,855
Severance, restructuring, and acquisition integration costs	326	613	337		3,199
Adjustments related to acquisitions and divestitures	—	263	—		263
Adjusted gross profit	$266,596	$247,558	$776,571		$683,723

GAAP gross profit margin	37.7%	37.3%	38.5%		37.5%
Adjusted gross profit margin	38.2%	37.8%	38.9%		38.1%

GAAP selling, general and administrative expenses	$(139,415)	$(126,976)	$(402,859)		$(357,241)
Severance, restructuring, and acquisition integration costs	8,774	4,720	13,205		9,987
Adjustments related to acquisitions and divestitures	11	298	595		894
Adjusted selling, general and administrative expenses	$(130,630)	$(121,958)	$(389,059)		$(346,360)

GAAP research and development expenses	$(33,859)	$(27,941)	$(96,216)		$(83,397)
Severance, restructuring, and acquisition integration costs	78	(70)	173		282
Adjusted research and development expenses	$(33,781)	$(28,011)	$(96,043)		$(83,115)

GAAP net income	$56,690	$53,689	$169,633		$140,032
Income tax expense	7,562	11,091	23,372		30,542
Interest expense, net	11,562	10,855	33,866		27,454
Loss related to revolver refinancing	76	—	76		—
Total non-operating adjustments	19,200	21,946	57,314		57,996

Amortization of intangible assets	13,636	13,738	40,381		34,487
Amortization of software development intangible assets	3,072	2,678	8,628		7,855
Severance, restructuring, and acquisition integration costs	9,178	5,263	13,715		13,468
Adjustments related to acquisitions and divestitures	11	561	595		1,157
Total operating income adjustments	25,897	22,240	63,319		56,967
Depreciation expense	16,856	14,655	46,406		41,697

Adjusted EBITDA	$118,643	$112,530	$336,672		$296,692

GAAP net income margin	8.1%	8.2%	8.5%		7.8%
Adjusted EBITDA margin	17.0%	17.2%	16.9%		16.5%

GAAP net income	$56,690	$53,689	$169,633		$140,032
Less: Net loss attributable to noncontrolling interest	—	(3)	—		(17)
GAAP net income attributable to Belden stockholders	$56,690	$53,692	$169,633		$140,049

GAAP net income	$56,690	$53,689	$169,633		$140,032
Plus: Operating income adjustments from above	25,897	22,240	63,319		56,967
Less: Tax effect of adjustments above	3,449	5,365	12,722		12,975
Plus: Loss related to revolver refinancing	76	—	76		—
Less: Net loss attributable to noncontrolling interest	—	(3)	—		(17)
Adjusted net income attributable to Belden stockholders	$79,214	$70,567	$220,306		$184,041

GAAP income per diluted share attributable to Belden stockholders	$1.41	$1.30	$4.21		$3.39
Adjusted income per diluted share attributable to Belden stockholders	$1.97	$1.70	$5.46		$4.45

GAAP and adjusted diluted weighted average shares	40,137	41,417	40,324		41,371

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024

	(In thousands)
GAAP net cash provided by operating activities	$105,006	$91,677	$194,476	$177,357
Capital expenditures	(39,681)	(24,513)	(97,034)	(70,759)
Proceeds from disposal of tangible assets	53	46	168	106
Non-GAAP free cash flow	$65,378	$67,210	$97,610	$106,704

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2025 Guidance

Three Months Ended
December 31, 2025

GAAP income per diluted share attributable to Belden stockholders	$1.40 - $1.50
Amortization of intangible assets	0.32
Severance, restructuring, and acquisition integration costs	0.17
Adjustments related to acquisitions and divestitures	0.01
Adjusted income per diluted share attributable to Belden stockholders	$1.90 - $2.00

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release contains, and any statements made by us concerning the subject matter of this release may contain, forward-looking statements, including our outlook for the fourth quarter of 2025 and beyond. Forward-looking statements also include any statements regarding future financial performance (including revenues, growth, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of volatility in global trade policies and tariffs; disruptions in the Company’s information systems including due to cyber-attacks; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of a challenging global economy, including the impact of inflation, or a downturn in served markets; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the competitiveness of the global markets in which we operate; the impact of disruptions in the global supply chain, including the inability to timely obtain raw materials and components in sufficient quantities on commercially reasonable terms; the inability of the Company to develop and introduce new products; competitive responses to our products; difficulty in forecasting revenues due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the presence of substitute products in the marketplace; the impacts of extreme weather events and other climate-related catastrophes; the possibility of future epidemics or pandemics; volatility in credit and foreign exchange markets; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the inability to successfully complete and integrate acquisitions, in furtherance of the Company’s strategic plan, as well as the inability to accurately forecast the financial impacts of acquisitions; the inability to retain key employees; disruption of, or changes in, the Company’s key distribution channels; the presence of activists proposing certain actions by the Company; perceived or actual product failures; the impact of regulatory requirements and other legal compliance issues; inability to satisfy the increasing expectations with respect to environmental, social and governance matters; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2024, filed with the SEC on February 13, 2025. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers complete connection solutions that unlock untold possibilities for our customers, their customers and the world. We advance ideas and technologies that enable a safer, smarter and more prosperous future. Throughout our 120+ year history we have evolved as a company, but our purpose remains – making connections. By connecting people, information and ideas, we make it possible. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia and Africa. For more information, visit us at www.belden.com; follow us on Facebook, LinkedIn and X/Twitter.

BDC-Financial

Contact:
Belden Investor Relations
Aaron Reddington, CFA
(317) 219-9359
Investor.Relations@Belden.com